                                                                    Exhibit 10.7

                                 LEASE AGREEMENT
                                     BETWEEN
                        CASCADE MICROTECH, INC. (LESSOR)
                                        &
                    POPLAR DEVELOPMENT COMPANY, III (LESSEE)

         THIS LEASE, made and entered into this twenty-eighth (28th) day of October 1986, by and between POPLAR DEVELOPMENT COMPANY III, hereinafter referred to as Lessor, and CASCADE MICROTECH, INC., hereinafter referred to as Lessee, WITNESSETH:

In consideration of One Thousand Nine Hundred Forty-Four and 13/100 Dollars (Deposit) the covenants and agreements herein contained, to be kept and performed by the Lessee, and Lessor does hereby lease, demise and let unto the Lessee, for the term hereinafter specified, those certain premises located in the City of Beaverton, County of Washington, and State of Oregon, known and described as follows:

BEAVERTON TECH CENTER, 14155 S.W. Brigadoon Court; Beaverton,
Oregon 97005.

The premises is an area of approximately 11,250 square feet on the north end of 33,750 square foot Building "A" in the Beaverton Tech Center.

         TO HAVE AND TO HOLD the same unto the said Lessee for a term beginning on and including the First (1st) day of March 1987, and continuing to and including the 28th day of February 1991, the Lessee paying therefore the monthly rental as follows, payable monthly in advance on the first (1st) day of each and every calendar month during said term:

RENT SCHEDULE:
March 1, 1987 thru February 28, 1988             $5,525.00/month
March 1, 1988 thru February 29, 1989             $7,400.50/month
March 1, 1989 thru February 28, 1990             $7,400.50/month
March 1, 1990 thru January 31, 1991              $7,400.50/month
Rent for the period of February 01, 1991 thru
    February 28, 1991 shall be                   $5,455.37/month

LEASE TERM

The Lease term of 48 months shall begin thirty (30) days after occupancy. Occupancy shall be established as February 1, 1987. The first months payment of rent is due on March 1, 1987.

TERMINATION OF EXISTING LEASE:

The existing Lease between Lessor and Lessee in Building "B" Beaverton Tech Center shall be terminated and in no further force or effect and all rents due under said Lease shall cease on


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                                   -2-

March 1, 1987. Lessee is hereby released from all obligations and liabilities under the existing lease as of March 1, 1987.

It is further agreed that the purpose of the Lease Term/Termination of Existing Lease Statement, as set forth above, is to provide the Lessee with a thirty (30) day moving allowance without paying rent on the new space. Should the Lessor experience delays in delivering possession by February 1, 1987, the Lessee's Lease Commencement Date, Lease Term, Termination of Existing Lease, and thirty
(30) day moving allowance shall be extended as required, in tact, using the City of Beaverton "Certificate of Occupancy" date as the new date of Occupancy, and in no event caused by the Lessor, will the Lessee be required to pay rent on both spaces at the same time. Lessee shall have the right to terminate the Lease if the Lessor fails to deliver possession of said premises by April 1, 1987 in which event the existing lease in Building "B" would remain in full force and effect.

The Lessee does hereby covenant and agree to and with the Lessor as follows:

1. To pay said monthly rental property in advance on the dates herein stipulated.

2. To use said premises during the term of this lease as ADMINISTRATIVE, STORAGE, LIGHT MANUFACTURING, ASSEMBLY and RELATED OPERATIONS and not otherwise.

3. Not to assign this lease or any portion thereof, nor sublet the said premises or any portion thereof, nor permit any other person or persons to occupy the same or any portion thereof, unless the written consent of the Lessor shall first have been obtained. Such consent shall not be unreasonably withheld.

4. To make no unlawful, improper or offensive use of said premises or any portion thereof, and during said term or any extension thereof, to comply with all statutes of the United States and/or all ordinances, rules, regulations and laws of other governmental authority regarding the maintenance, upkeep, operation and use of said premises and appliances therein, all at his own expense; and to keep the roof of said leased premises and the drains leading form said roof and the sidewalks adjoining said premises free and clear from ice and snow, also at his own expense. Such expenses shall be pro rated to the extent that Lessee is obligated only in accordance with the same footage realized.

5.       Not to commit or suffer any waste of said premises.

6. Not to make any changes in or additions to said premises without the prior written consent of the Lessor. Any and all new construction, alterations and additions to or upon said leased premises (if any such construction, alterations or additions be duly authorized in writing by the Lessor) shall be made at the sole cost and expenses of the Lessee; and Lessee will, at his own cost and expense, keep said premises, and any mechanical


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                                      -3-

         equipment located therein, in a good state of repair, including the replacement of cracked, broken, or damaged glass and Lessor shall manage the repair and replacement of damages and will bill-back to Lessee all common area charges.

7. To keep said property, both the land, and building and improvements free from all liens of every kind and description caused or incurred by any act or omission of the Lessee, and the Lessee shall not have the right or authority to incur any mechanics', laborers', or any other liens that would be binding against the Lessor's interest in said leased premises.

8. To promptly, and as the bills therefor become due and payable, pay for any and all water and/or other utility service used by him in or about said premises during the term of this lease or any extension thereof, whether such bills be presented before or after the termination of the occupancy of said premises by the Lessee.

9. Not to do or allow to be done anything in or about said premises which will or may make the fire hazard greater than that common to premises of the same general character and used for similar purposes.

10. Not to overload the floors of said premises in such a way as to cause any undue or serious stress or strain upon the building or any part thereof; the Lessor shall at all times have the right and privilege of calling upon a reliable architect or engineer whom he may select and who is agreeable to Lessee to decide wether or not the floors of said premises or any part thereof are being overloaded so as to cause any undue or serious stress or strain upon said building or any part thereof. The decision of such architect or engineer shall be final and binding upon the Lessee in said matter. In the event that such architect or engineer shall find that the stress or strain is sufficient to endanger or injure said building or any part thereof, then the Lessee will immediately relieve such stress or strain either by reinforcing the building at his own expense or by lightening in a manner satisfactory o the Lessor the load causing such stress or strain.

11. The Lessor or his agents and representatives may at any and all reasonable times with ten days written notice enter into or upon said premises or any part thereof for the purpose of examining the condition thereof, and Lessor may place an appropriate "For Rent" sign upon said premises for a period of thirty days from the end of the term of this lease, and/or any extension thereof. Lessor may enter into or upon said premises at any time with ten days written notice for the purpose of making repairs to or improvements, at his own expense, in any part of the building in which said premises are located as he may deem advisable, and in the event of any such repairs or improvements being made as herein provided and the use of the premises hereby leased is impaired, Lessee shall be entitled to a reduction of rental proportionately to the extent the use of the premises is impaired and for the length of time such impairment continues.

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                                      -4-

12. At the end of said term, or upon any sooner termination of this lease, to quit and deliver up said premises to the Lessor peaceably and quietly, broom-cleaned and in as good order and condition, reasonable use and wear thereof, fire and other unavoidable casualties alone excepted, as the same now are or may hereafter be put into during the term of this lease.


         It is further mutually agreed by and between the parties hereto as follows:

13. The Lessee herein agrees to accept the premises in their present condition and any alterations, additions, improvements or repairs thereto during the life of this lease shall be made and paid for at the sole cost and expense of said Lessee, and said alterations, additions, improvements or repairs, including electric wiring and conduits, plumbing fixtures and pipes, and interior wall decorations, shall thereupon become a part and parcel of the premises hereby leased, excepting only MANUFACTURING, RESEARCH AND DEVELOPMENT, and TEST EQUIPMENT and office fixtures which are not attached to or made a part of the premises. The Lessee shall not be held responsible for the roof or exterior walls, doors, windows, foundations and floors of said building, unless through neglect or abuse said Lessee causes same to be damaged.

14. The Lessor shall in no event be liable for any accident or injury to any goods or person whatsoever occurring in or about said premises, which accident or injury is caused by or arises out of the failure of the Lessee to observe any covenant, agreement or condition of this lease, or any statue or municipal ordinance, or which is caused by or arises out of any negligence on the part of any agent or employee of the Lessee, or of any person doing work under contract or otherwise for the Lessee, and the Lessor shall not be responsible or liable in any way for the injury or death of any person or damage to any property caused in or about the premises; nor shall the Lessor be liable for any damage or loss suffered by the business or occupation of the Lessee arising or resulting from any such accident or injury to any goods or person happening in or about the premises unless caused by Lessor's own acts or negligence. The Lessee does hereby jointly and severally covenant to indemnify and save the Lessor harmless from any loss, damage or liability resulting from or arising out of any such accident or injury (except those caused by Lessor's own acts or negligence), and in the event of any suit or action for damages being brought by any person whomsoever, the Lessee agrees at his own cost and expense to defend the Lessor against any such suit or action and any and all appeals therefrom, and to satisfy and discharge any judgment that may be awarded against the Lessor on account thereof so long as Lessee is required to indemnify Lessor.

15. The Lessor shall not be liable for any injury to the goods, stock or property of the Lessee or any other person in or upon said premises, resulting from fire or the collapse of said leased premises or any portion thereof, or from any other cause including, but not limited

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                                      -5-

         to, damage by water, gas or steam, or by reason of any electrical apparatus in or about said premises unless caused by Lessors own acts or negligence.

16. This lease is intended and shall be deemed to be personal to the Lessee, and may at the option of the Lessor be forthwith terminated if this lease or the rights of the Lessee herein be transferred or attempted to be transferred by judicial process, or if the Lessee shall attempt to transfer the same otherwise than as herein provided, or if the Lessee shall become bankrupt or insolvent, or if his property or any part thereof be placed in charge of a receiver by order of any court.

17. In the event of the damage or destruction of said leased premises or of the building of which they are a part, by fire or fire and water or casualty to the extent of twenty-five (25%) percent centum or more of the sound value thereof prior to the casualty, the Lessor may elect either to reconstruct or not to reconstruct the same. If the election be not to reconstruct the said premises, then this lease shall terminate as of the date of said casualty. If, however, the damage so occasioned shall not amount to said per centum of the sound value thereof prior to the casualty, then the Lessor shall repair said premises with all convenients. In either event, if the Lessor shall reconstruct or repair the premises or the portion thereof damaged by casualty, he shall have the right to take possession of and occupy, to the exclusion of the Lessee, all of the premises or any part thereof, for the purpose of such reconstruction or repair; and the Lessee hereby agrees to vacate, upon request, all or any part of said premises which the Lessor may reasonably require for said purposes; and for the period of time between the date of such casualty and until said work shall have been completed, there shall be such an abatement of rent as the nature of the injury or damage, and its interference with the occupancy of the premises by the Lessee, shall warrant. But if said premises shall be but slightly injured and the damage so occasioned shall not cause any material interference with the occupancy of the premises by the Lessee, then there shall be no abatement of rent and the Lessor shall repair said premises with all convenient speed.

18. In the event that all of the demised premises or so much thereof as shall materially affect the ability of the Lessee to conduct his business therein, shall be taken, condemned or purchased by an authority having the power of eminent domain, then this lease shall terminate and be void from the time when possession thereof is required for the public use, and such taking shall not operate as or be deemed an eviction of the Lessee or a breach of the Lessor's covenant for quiet enjoyment. Lessee shall pay all rent due and perform all covenants up to the time possession is required for public use. In the event only a part of the demises premises shall be so taken by an authority having the right of eminent domain, which does not materially affect the right of the Lessee to conduct his business therein, then the rentals reserved shall be abated in proportion to the loss of occupancy of the Lessee and in case the parties cannot agree upon a reasonable abatement in that regard, the matter shall be submitted for decision to arbitration between the parties in the usual manner. Lessor shall receive the entire amount of the award of just

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                                      -6-

         compensation paid or made by such authority without deduction for any estate or interest of the Lessee. Lessor shall refund any prepaid rental to the Lessee.

19. Any holding over by the Lessee after the expiration of the term of this lease or any extension thereof, shall be as tenant from month to month only, and not otherwise.

20. This lease is not intended to grant to the Lessee any rights to light and air by means of openings in the walls of said premises located in whole or in part on interior building lines.

21. The Lessee agrees that he will not use the outside walls of said premises or any part thereof for the display of his name and business or for any advertising purposes whatsoever, whether by painting thereon or by suspending any banner therefrom or otherwise, without obtaining in each instance the prior written consent of the Lessor. He shall have the right, however, to attach to the premises, immediately above the front windows of the ground floor (but not extending beyond the limits of the leased premises) a sign of reasonable size showing his name and business; and also to show such name and business by an inscription of instructions upon the front window or windows. Any such sign or window inscription shall be of good design and permanent materials. The Lessee may not place within the windows or paint hereon any banners or signs in violation of the intent and meaning of this paragraph. It is the spirit and intent of the provisions of this paragraph and the understanding and agreement of the parties hereto that the leased premises shall at all times be neat and attractive in appearance, and the Lessee agrees that he will do nothing in contravention of such understanding and agreement. Lessee agrees upon termination of tenantry to remove all signs and repair any damage caused thereby, at his own cost and expense.

22. Any waiver by the Lessor of a breach of any of the terms, covenants, agreements or conditions hereof, shall not be deemed a continuing waiver upon his part.

23. In the event that suit or action is instituted by Lessor or Lessee to enforce compliance with any of the terms, covenants and conditions of this agreement on the part of the other to be kept and performed, the prevailing party shall recover in addition to the costs and disbursements provided by statute such sums as the court may adjudge reasonable as attorney fees and in the event of appeal, such further sum as may be fixed by the appellate court on appeal in such suit or action.

24. The Lessee has examined and knows the condition of the premises, and no representations or warranties as to the condition thereof have been made by the Lessor, or Lessor's agents, that are not herein set forth.

25. The Lessee agrees not to permit any objectionable noise or odor to escape or be emitted from the premises, or permit anything to be done upon said premises in any way tending

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                                      -7-

         to create a nuisance or disturb any other tenant of the building. However, Lessor recognizes and acknowledges that Lessee is a light manufacturing company and all sounds and odors reasonably connected herewith shall be deemed to not create a nuisance or disturbance of any other tenant of the building.

26. All rights, remedies and liabilities herein given to or imposed upon either of the parties hereto shall extend to the heirs, executors, administrators, successors in interest, representatives and (so far as this lease and the term hereby created are assignable hereunder) to the assigns of said parties.

27. Wheresoever the word "Lessor" or "Lessee" is used herein, it relates also to the Lessors or Lessees, jointly and severally, if there be more than one Lessor or Lessee herein, and to their respective heirs, personal representatives, successors in interest and assigns; and the pronouns used herein shall be construed in each instance as meaning "he" or "his", "she" or "her", "they" or "their", "it" or "its", as the context and the sense and general purport of this instrument may require.

28. Any notices herein provided to be given by Lessor to Lessee shall be deemed to be delivered if mailed by regular United States mail addressed to Lessee at 14225 S.W. Brigadoon Court, Suite "C", Beaverton, Oregon 97005 and any such notices herein to be given by Lessee to Lessor shall be deemed to be delivered if mailed by regular United States mail addressed to Lessor at Poplar Development Company III; 900 Poplar Place, South; Seattle, Washington 98144 to the attention of Mr. Nick Westlund.

29.      TENANT IMPROVEMENTS:

Lessor, at his sole cost and expense, shall initially provide, according to City Building Codes, tenant improvements for 8,500 square feet. The tenant improvement floor plans shall be prepared at Lessors cost and approved by Lessee and shall include the following areas and items:

I.       THE OFFICE AREA:

         a. One (1) large Conference Room with wood trim similar to Baugh Construction
         b.       Two (2) small meeting rooms
         c.       One machine room with one 300 CFM venting hood
         d.       One (1) demo room, with sheet vinyl floor covering
         e. Three (3) private offices including wood paneling on one wall similar to Baugh Construction
         f. One (1) employee lunch room including sink placed in four (4) foot long over and under cabinetry
         g.       Partitioned entry/reception area h. General office finishes:

                  1. Nine foot (9') high 2'x2' tegular lay-in acoustical ceiling throughout with 2'x4' recessed lights at one per one hundred (100) square feet.

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                                      -8-

                  2. The carpet will be standard direct glue down and static free where required. Sheet vinyl in the lunch room.

                  3. The entire area to be fully heated, air conditioned and balanced. 4. Perimeter offices to include relite glass in each

II.      R&D/ENGINEERING AREA
         a.       One (1) R&D lab room with vinyl floor covering
         b.       Two (2) offices
         c.       One (1) library/quiet room
         d.       General R&D finishes:
                  1. Nine foot (9') high 2'x2' tegular lay-in acoustical ceiling throughout with 2'x4' recessed lights at one per one hundred (100) square feet
                  2. The carpet will be standard direct glue down and static free where required.
                  3. The entire area to be fully heated, air conditioned and balanced.
                  4.       Perimeter offices to include relite glass in each

III.     MANUFACTURING/ASSEMBLY AREA:
         a.       One (1) inventory room
         b. Shipping/Receiving Area: The shipping/receiving area shall be a demised area included within manufacturing/assembly area. 1. No ceiling 2. No air conditioning (heat is provided by individual electric unit heaters) 3. Roll-up doors are existing 4. Lighting provided by single tube chain hung fluorescent lights 5. Floors shall be sealed concrete
         c.       Provide two (2) dedicated 220V circuits
         d.       General manufacturing/assembly finishes:

                  1. CEILING - Nine foot high 2'x2' tegular acoustical ceiling in the entire office area.
                  2. CARPETS - The carpet will be standard direct glue down with static-free carpeting in all areas which require static-free carpeting or 12"xl2"x3/32" VCT floor covering.
                  3. LIGHTING - 2'x4' lay-in fluorescent recessed light fixtures equivalent to one hundred foot candles (100 fc).
                  4.       General power to work stations will be provided from
                           the ceiling by means of continuous plugmold.
                  5.       The entire area to be fully heated, air conditioned
                           and balanced.

IV.      TOILET ROOMS, STANDARD FINISHES AND FIXTURES:
         a.       Vinyl flooring, acoustical tile ceiling with painted walls
         b.       All city and county codes will be met

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                                      -9-

         c. A minimum of one water closet, one sink and one hot water heater all be provided for men and women
         d. Included in the restrooms will be mirrors, tissue dispenser, paper towel dispenser

V.       SHOWER AND DRESSING ROOMS:
         a. One each men and women shower room with the same standard finishes as the toilet room
         b.       Prefabricated shower units

VI. In addition to the 8,500 square foot leased area, Lessor shall improve the adjacent 2750 square foot area in preparation for final improvements and occupancy as follows using the building standards as listed above. This space will be provided for Lessees' use rent-free for one (1) year.

         1. Ceilings, lights, heating and air conditioning will be installed complete.
         2. All floor area will be covered with either carpet or VAT as directed by Lessee.
         3.       Window covering will be installed.
         4. A demising wall consistent with codes and agreed to by Lessor and Lessee will be installed contiguous to the adjacent unoccupied space.

                  SEE STANDARD PARAGRAPH 6.

VII. General balancing of the HVAC system for all spaces shall be complete when fully occupied with equipment and personel.

         The Landlord will, at the tenant option, add general light fixtures where general lighting levels may be deficient.

30.                            ADDENDUM TO LEASE
                             DATED OCTOBER 15, 1986
                                 BY AND BETWEEN
                    POPLAR DEVELOPMENT COMPANY III AS LESSOR
                        CASCADE MICROTECH, INC. AS LESSEE

OPTION TO EXPAND
I. The Lessor hereby grants to Lessee the "Option to Expand" into the adjacent area of approximately 5,625 square feet, which shall also be improved to the standard described above in Tenant Improvements item number twenty-nine (29).

         If requested by Lessee in Option I, Lessor will furnish one (1) 400sf room to be called a "Thin Film" room. This room shall be a "clean environment" constructed and finished similar to the, then existing, lab and demo rooms and shall include:

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                                      -10-

                  Humidity & Temperature Control
                  Additional Air Filters
                  Plumbing (Water & Waste) to the space

         Lessee shall exercise the Option sixty (60) days prior to the Lessees first one year anniversary date, and extend the base lease one additional year.

         The Lessor will then provide occupancy in the optional space sixty (60) days after written notification from Lessee. The Lessee shall have use of said expansion space for one (1) year rent free. The lease rate on the expansion space shall be at $.65 per square foot, per month, triple net.

II. If Lessee does not exercise Option I, Lessor will improve adjacent space for Lessee on an as needed basis. Additional space requirements of Lessee will be made available to Lessee at $0.65 triple net with improvements, providing three (3) or more years remains on the base lease.

III. At any time that Poplar Development III can not meet Cascade Microtech's future expansion needs at the Beaverton Tech Center, Poplar Development III will develop a "Build To Suit" facility at another site in the Portland area and cancel their then current lease upon occupancy of the new facility. The rental rate shall be established using the total cost of development at a ten percent (10%) cap rate, based on a triple net lease. Total development, including site selection, design and construction will require one (1) year written notice to proceed from Lessee.

PURCHASE OPTION:

         Cascade Microtech shall be permitted the option to purchase the Beaverton Tech Center facility at any time during its lease period at a mutually agreed upon sale price. Sale price shall be established by the consensus of two (2) independent appraisals, one provided by Seller and one provided by Purchaser. If two appraisers are unable to reach a consensus, a third appraiser would be employed at the expense of the Lessee and Lessor who would then agree with the appraisal of one of the appraisers..

31.      OPERATING EXPENSES

         Lessee shall pay operating expenses based on $.25 per square foot for 8,500 square feet. Should at the end of a calendar year Lessee's pro-rata (based on square footage) share of Building "A" expenses be more than $.25 per square foot, Lessor shall bill lessee and provide an itemized breakdown of expenses. Lessee shall made a one-time annual payment for any difference of expenses paid with the following month's rent.

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                                      -11-

         Should expenses be less than $.25 per square foot, Lessor shall give credit in the form of abatement to the next due payment of operating expenses.

         Until occupied by Lessee, Lessee shall be required to pay only the costs of power and HVAC in the 2,750 square foot rent free expansion space. Water and Sewer costs will be divided equally between tenants because there are only two with approximately equal facilities. All other costs of operation for the 2,750 square foot expansion space shall be paid by the Lessor until February 14, 1988.

32. Either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded.

33. Lessor hereby grants to Lessee a "Covenant of Quite Enjoyment" allowing the Lessees continued use in the event Lessor sells the premises.

         PROVIDED ALWAYS, and these presents are upon this condition, that if the said rent shall be in arrears for the space of ten days, or if any transfer or assignment, voluntary or involuntary, of this lease be attempted, or if the Lessee shall fail or neglect to keep or observe any or either of the covenants, terms and conditions herein contained, which are on his part to be performed, kept and observed, then and in either or any such case the Lessor lawfully may, immediately or at any time thereafter and while such neglect or default continues, and without notice or demand, enter into or upon the said premises or any part hereof in the name of the whole, and repossess the same as of his former estate and expel the Lessee and those claiming under him and remove his or their effects, forcibly if necessary, without being taken or deemed guilty in any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach or covenant or agreements.

         IN WITNESS WHEREOF, the parties hereto have executed this instrument in triplicate on the day and year first herein written, any corporate signature being by authority of the Board of Directors of the executing corporation.


/s/ Eric Strid          Feb. 2, 1987        /s/ Frank VanDeventer
------------------------------------        ------------------------------------
Cascade Microtech, Inc.                     Poplar Development Company, III

President                                  Partner
------------------------------------        ------------------------------------
Title                                      Title

                               AMENDMENT OF LEASE


This AGREEMENT is entered into between Poplar Development Company III (Lessor) and Cascade Microtech, Inc. (Lessee).

Lessor and Lessee entered into that certain Lease Agreement dated October 28, 1986 (the Lease) for premises consisting of 11,250 square feet of Beaverton Tech Center, 14255 S.W. Brigadoon Court in the City of Beaverton, Washington County, Oregon. The term of the Lease commenced on March 1, 1987, and shall terminate February 28, 1991. The parties desire to modify the Lease as set forth below. It is agreed:

1. ADDITIONAL SPACE AND RENT: The Lessee agrees to lease an additional 6,240 square feet adjacent to the current premises making a total leased area of 17,490 square feet. The lease amendment for base lease plus additional space and new rent schedule shall commence March l, 1988 and terminate February 29, 1992, unless future modifications are agreed to by the parties through additional amendments. All other terms and conditions of the agreement shall remain the same.

2.       RENT SCHEDULE:

         March 1, 1988 thru February 28, 1989             $7,400.50/Month
         March 1, 1989 thru February 28, 1990            $11,456.50/Month
         March 1, 1990 thru February 28, 1991            $11,456.50/Month
         March 1, 1991 thru January 31, 1992             $11,456.50/Month
         February 1, 1992 thru February 29, 1992         $ 9,512.37/Month

         The current Agreement concerning the payment of operating expenses by the Lessee shall be based upon the new leased area of 17,490 square feet.

3. CONDITION OF PREMISES: The Lessor shall, at his sole cost and expense, provide tenant improvements as specified and agreed to in the Lease Agreement dated October 28, 1986.

4. OTHER PROVISIONS: Except as expressly set forth in this Agreement, all other provisions, terms and conditions of the Lease shall remain in full force and effect.

Dated this 17th day of February, 1988.

POPLAR DEVELOPMENT COMPANY III CASCADE MICROTECH INC.

 /s/  Frank VanDeventer              /s/ Eric W. Strid
----------------------------------   ------------------------------------------
Date: 17 February 1988              Date:  2/24/88
     ------------------------------      --------------------------------------

                               AMENDMENT OF LEASE


         Date:    June 9, 1989
         Re:      2700 sq.ft. Expansion in "Buildings A" at .50/sq.ft.

This AGREEMENT is entered into between Poplar Development Company III (Lessor) and Cascade microtech, Inc. (Lessee).

Lessor and Lessee entered into that certain Lease Agreement dated October 28, 1986 (the Lease) for premises consisting of 11,250 square feet of Beaverton Tech Center, 14255 S.W. Brigadoon Court in the City of Beaverton, Washington County, Oregon. The term of the Lease commenced on March 1, 1987, and shall terminate February 28, 1991. The parties desire to modify the Lease as set forth below. It is agreed:

1. ADDITIONAL SPACE AND RENT: The Leasee agrees to lease an additional 2,700 square feet in building A and depicted on the attached Exhibit "A" making the total leased area of 20,190 square feet. The lease amendment for base lease plus additional space and new rent schedule shall commence June 15, 1989 and terminate February 29, 1992, unless future modifications are agreed to by the parties through additional amendments. All other terms and conditions of the agreement shall remain the same.

2.       RENT SCHEDULE:

         June 15, 1989 thru February 28, 1990                $12,806.50
         June 1, 1990 thru February 28, 1991                 $12,806.50
         June 1, 1991 thru January 31, 1992                  $12,806.50
         February 1, 1992 thru February 29, 1992             $10,862.37

The current Agreement concerning the payment of operating expense, deliver the space in the empty shell condition with the demising wall removed.

3. CONDITIONS OF PREMISES: The Lessor shall, at his sole cost and expense, deliver the space in the empty shell condition with the demising wall removed.

4. RIGHTS TO THIN FILM LAB TENANT IMPROVEMENTS: Notwithstanding any other provision of this Addendum, all improvements to the premises constructed and paid for by the tenant with respect to establishment of the Thin Film Lab shall constitute and remain the property of the Tenant, and the Tenant shall be entitled to remove such improvements from the premises upon the termination of this lease agreement.

5. Other Provisions: Except as expressly set forth in this Agreement, all other provisions, terms and conditions of the Lease shall remain in full force and effect.

Dated this 9th day of June, 1989

POPLAR DEVELOPMENT COMPANY III CASCADE MICROTECH, INC.


By: /s/ Frank Van DeVenter                   By: /s/ Eric Strid
    ------------------------------------     -----------------------------------
         Frank Van DeVenter, Partner                Eric Strid, President

                               AMENDMENT OF LEASE
                             DATED NOVEMBER 13, 1989
                                 BY AND BETWEEN
                    POPLAR DEVELOPMENT COMPANY III, AS LESSOR
                                       AND
                       CASCADE MICROTECH, INC., AS LESSEE

Re: Expansion in "Building A" at $0.65 per square foot Net, Net, Net for an additional 13,560 square feet of office area.

This AGREEMENT is entered into between Poplar Development Company III (Lessor) and Cascade Microtech, Inc. (Lessee).

Lessor and Lessee entered into that certain Lease Agreement dated October 28, 1986 (the Lessee) for premises consisting of 11,250 square feet of Beaverton Tech Center, 14255 S.W. Brigadoon Court in the City of Beaverton, Washington County, Oregon. The term of the Lease commenced on March 1, 1987, and shall terminate February 29, 1992. The parties desire to modify the Lease as set forth below. It is agreed:

1. ADDITIONAL SPACE AND RENT: By previous two addendums, the Tenant has leased through expansion additional space totaling 8,940 square feet. Now, the Lessee agrees to lease an additional 13,560 square feet in building A as depicted on the attached Exhibit "A" making the total leased area of 33,750 square feet comprising the total building. The lease amendment for the base lease plus the additional space and the new rent schedule shall commence January 1, 1990, and terminate February 29, 1992, unless future modifications are agreed to by the parties through additional amendments. All other terms and conditions of the agreement shall remain the same.

2.       RENT SCHEDULE TO INCLUDE THE ADDITIONAL 13,560 SQUARE FEET SHALL BE:

         January 1, 1990 through March 30, 1990            $12,806.50/month

         April 1, 1990 through February 28, 1990           $21,620.50/month

         March 1, 1900 through February 28, 1991           $21,620.50/month

         March 1, 1991 through January 31, 1992            $21,620.50/month

         February 1, 1992 through February 29,1992         $19,676.37/month

The Current Agreement concerning the payment of operating expenses by the Lessee shall be based upon the new leased area of 33,750 square feet, which is 68% of the total 49,750 square feet of buildings.

3. CONDITIONS OF PREMISES: The Lessor shall provide two penetrations for the extension of the corridors. Remaining space shall be delivered "as is".

4. OPTION TO EXTEND: The Landlord shall grant to Tenant two (2) option to extend occupancy for one (1) year each at a rental rate of $.65/square foot per month NNN for the first year option period and $.71/square foot per month NNN for the second year of the option period. The written notice of Tenants exercise of option shall be delivered to the Landlord six (6) months prior to expiration of the lease term.

5. OTHER PROVISIONS: Except as expressly set forth in this Agreement, all other provisions, terms and conditions of the Lease shall remain in full force and effect.

Dated this 29th day of November, 1989.

POPLAR DEVELOPMENT COMPANY III CASCADE MICROTECH, INC.


By: /s/ Frank Van Deventer                   By: /s/ Eric Strid
    ------------------------------------     -----------------------------------
         Frank Van DeVenter, Partner                Eric Strid, President

                              AMENDMENT OF LEASE IV
                              DATED NOVEMBER 6,1991
                                 BY AND BETWEEN
                    POPLAR DEVELOPMENT COMPANY III, AS LESSOR
                                       AND
                       CASCADE MICROTECH, INC., AS LESSEE


This AGREEMENT is entered into between POPLAR DEVELOPMENT COMPANY III (Lessor) and CASCADE MICROTECH, INC. (Lessee).

Lessor and Lessee entered into that certain Lease Agreement dated October 28, 1986 (the Lease) for premises consisting of 11,250 square feet of Beaverton Tech Center, 14255 SW Brigadoon Court in the City of Beaverton, Washington County, Oregon. The term of the Lease commenced on March 1, 1987 and shall terminate February 29, 1992. The parties desire to modify the Lease as set forth below. It is agreed:

1.       ADDITIONAL SPACE AND RENT:

         By previous Three (3) Amendments, the Tenant has leased through expansion the total leased area of 33,750 square feet comprising the total building "A" space. The Lessee agrees to extend the lease term for a period of three (3) years commencing on January 1, 1992, at the Net, Net, Net rate of $0.65 per square foot. The lessor agrees to provide the lessee with a $10.00 per square foot Tenant Improvement allowance to improve the storage space, shown on the attached Exhibit "A" to office space. Total Sum of the allowance shall be $18,290.00. The lease amendment for the base lease plus the additional space and the rent schedule shall commence January 1, 1992 and terminate December 31, 1994, unless future modifications are agreed to by the parties through additional amendments. All other terms and conditions of the agreement shall remain the same.

2.       RENT SCHEDULE:

         January 1, 1992 through December 31, 1994            $21,620.50/month

         The current Agreement concerning the payment of operating expenses by the Lessee shall be based upon the leased area of 33,750 square feet, which is 68% of the total 49,750 square feet of the buildings.

3.       OPTION TO EXTEND:

         The Landlord shall grant to Tenant two (2) options to extend occupancy for one (1) year each at a rental rate of $.65/square foot per month NNN for the first year option period and $.71 /square foot per NNN for the second year of the option period. The written notice of Tenants exercise of option shall be delivered to the Landlord six (6) months prior to expiration of the lease term.

4. On page 12 of the original lease dated October 28, 1986, modify the next to the last sentence, beginning with "Provided Always,..." and ending with "...breach or covenant or agreements.", to read thirty (30) days in lieu of ten days.

5.       Net basis (Net, Net, Net) is described as follows:

         Additional Rent: All charges payable by Tenant other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, all Additional Rent shall be paid with the next monthly installment of Base Rent. The term "rent" shall mean Base Rent and Additional Rent.

         A.       Real Property Taxes

                  (1) Payment of Taxes. Tenant shall pay all real property taxes on the Property during the Lease Term.

                  (2) Definition of "Real Property Tax." "Real property tax" means (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property or land upon which the Property is located; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Property or against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency, (iv) any tax imposed upon this transaction or based upon a re-assessment of the Property due to a change in ownership or transfer of all or part of Landlord's interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. "Real property tax" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes.

                  (3) Joint Assessment. If the Property is not separately assessed, Tenant's share of the real property tax payable by Tenant shall be determined from the assessor's worksheets or other reasonably available information. Landlord shall make a reasonable determination of Tenant's proportionate share of such real property tax and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

         B. Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord.

         C. Multiple Tenant Buildings, Rules and Regulations. If the Property is part of a larger building or group of buildings, Tenant shall pay its pro rata share of common area maintenance and repair costs as reasonably determined by Landlord. Tenant shall also comply with Landlord's rules and regulations respecting the management, care and safety of the common areas of such buildings and grounds, including parking areas, landscaped areas, walkways, hallways and other facilities provided for the common use and convenience of other occupants.

         D. Insurance. During the Lease Term, Landlord shall maintain Commercial General Liability and Property Insurance (Special form including earthquake and flood) and Tenant shall pay its pro rata share of the Insurance premiums.

6.       OTHER PROVISIONS:

         Except as expressly set forth in this Agreement, all other provisions, terms and conditions of the Lease shall remain in full force and effect.

Dated this 20th day of December, 1991.

POPLAR DEVELOPMENT COMPANY III CASCADE MICROTECH, INC.


By: /s/ Frank Van Deventer                   By: /s/ Eric Strid
    ------------------------------------     -----------------------------------
         Frank Van Deventer, Partner                Eric Strid, President

Cascade Microtech, Inc.
Lease Amendment IV
October 31, 1994


Poplar Development III, landlord, does agree to and approves the requests of Cascade Microtech, Inc.

Please acknowledge your agreement to the terms and extensions by signing and returning one original copy of this confirmation letter.




/s/ Frank J. VanDeventer            /s/ Randall S. Sadewic
----------------------------        --------------------------------------------
Frank J. VanDeventer                Randall S. Sadewic, Chief Financial Officer
Partner                             and Secretary
Poplar Development III              Cascade Microtech, Inc.

October 31, 1994



Mr. Randy Sadewic
Ms. Pat Kostol
Cascade Microtech, Inc.
14255 S.W. Brigadoon Court
Beaverton, Oregon 97005

Re:      Lease Amendment IV

Dear Randy and Pat:

Lease Amendment IV, dated November 6, 1991, provides in Paragraph 3 for two (2) one-year options to extend occupancy. On May 4, 1994, Cascade Microtech, Inc., exercised the first option to extend the lease term through December 31, 1995. On October 28, 1994, you requested to exercise the second option to extend the lease term through December 31,1996. You further requested an additional one (1) year option to extend at the $.71/square foot NNN rate for that period from January 1, 1997, through December 31, 1997.

You also requested that the $18,290 tenant improvement allowance included in Lease Amendment IV, but not yet used, be extended and be made available for use now.

NEW RENT SCHEDULE

January 1, 1995 through December 31, 1995....................$21,620.50/month
January 1, 1996 through December 31, 1996....................$23,962.50/month
January 1, 1997 thorough November 31, 1997 (option year).....$23,962.50/month

The written notice of tenant's exercise of option shall be delivered to the landlord on or before June 1, 1996.

All other terms and conditions of the Lease through Lease Amendment IV shall remain the same and in full force and effect.

April 24, 1995

Mr. Randy Sadewic
Cascade Microtech, Inc.
14255 SW Brigadoon Court
Beaverton, Oregon 97005

RE:      LEASE AMENDMENT V

Dear Randy:

Please consider this letter, Lease Amendment V to our lease agreement dated October 28, 1986, as previously modified by Amendments I, II, III and IV.

In consideration of Cascade Microtech, Inc. extending its lease term for a portion (Leased Area Two) of its leased premises to March 31, 2000, outlined below is the new rent schedule for Building "A":

LEASED AREA ONE: (as shown on the attached plan) contains approximately 23,750 Sq. ft. and shall have the lease term extend to March 31, 1998 and shall have the following rent schedule:

         May 1, 1995 to March 31, 1998, 23,750 Sq. ft. @ .75/S.F./NNN or
         $17,812.50/Mo.

LEASED AREA TWO: (as shown on the attached plan) contains approximately 10,000 Sq. ft. and shall have the following rent schedule:

         May 1, 1995 to March 31, 2000, 10,000 Sq. ft. @ .75/S.F./NNN or
         $7,500.00/Mo.

Landlord shall make modifications to existing space requested by tenant to a maximum cost of $100,000.00, including building permit costs. Tenant shall provide and pay for space planning design.

All other terms and conditions of the Lease through Lease Amendment V shall remain the same and in full force and effect.

Please acknowledge your agreement to the terms and extensions by signing and returning one original copy of this Lease Amendment V for attachment to the original lease document.



By: /s/ Frank J. VanDeventer        By: /s/ Randall S. Sadewic
----------------------------        --------------------------------------------
Frank J. VanDeventer                Randall S. Sadewic, Chief Financial Officer
Partner                             and Secretary
Poplar Development III              Cascade Microtech, Inc.

                                ADDENDUM TO LEASE

                                      dated

                         October 28, 1986 Date of Lease

                                 By and Between

                           Persis Corporation, Lessor

                                       and

                            Cascade Microtech, Lessee

                                   located at

                  14255 S.W. Brigadoon Court; Beaverton, Oregon


This Addendum will add to the Lease dated October 28, 1986 between Persis Corporation, Lessor and Cascade Microtech, Lessee; for two additions to the building.

1. The Lessee requests the Lessors permission for to install a liquid nitrogen tank as shown in Exhibit A attached. The tank will be set on a pad as required by the installers. the tank will be screened by a cyclone fence with Two Bullards to protect the tank from vandals. The curb and pad will extend two feet beyond the existing curb.

2. Construction of a penthouse on the roof of the building requiring structural modifications to the roof, as well as additional penetration. To be approved by Landlord.

Lessee agrees to remove these improvements at end of their occupancy and return the building to its original condition if requested by the Lessor.

Lessor shall give Lessee thirty (30) days written notice requesting the improvements to be removed.

If you are in agreement with the above stipulations, conditions, etc. please so signify by signing where provided below.

                             APPROVED and ACCEPTED:

PERSIS CORPORATION, Lessor                        CASCADE MICROTECH, Lessee



By: /s/                                           By: /s/ Randall Sadewic
    -------------------------                         -------------------------

Date:  3/28/96                                    Date: MARCH 28, 1996

                                  Amendment Six

To the lease dated October 28, 1986 between Cascade Microtech, Inc., Tenant, and Asa Properties, Inc., Landlord, for approximately 33,750 square feet, at 14255 SW Brigadoon Ct, Beaverton, Oregon.


TERM AND BASE
MONTHLY RENT:                       4/01/1998 - 3/31/2000          $25,312.50
                                    4/01/2000 - 3/31/2001          $27,000.00
                                    4/01/2001 - 3/31/2002          $28,012.50

PORTABLE BUILDINGS:                 Tenant to be allowed to install portable
                                    office buildings on the premises in the
                                    locations indicated on Exhibit A. All
                                    portable buildings to be installed and
                                    maintained per all applicable codes, permit processes, and licensing requirements.
                                    Tenant acknowledges that portable buildings will reduce the available parking and assumes responsibility for the reduction in parking stalls. At the end of the lease term, Tenant to remove the portable buildings and return the parking lot and landscaping to its condition, prior to the installation of the portable buildings. All costs associated with the installation, maintenance and removal of the portable buildings to be the responsibility of the Tenant.

OPERATING EXPENSES:                 Tenant to connect utilities to the portable
                                    building from the electric meter in
                                    14255 SW Brigadoon Court. Any increase, if any in Park maintenance expenses as a result of the installation of the portable buildings shall be the responsibility of Tenant.

OPTION TO CANCEL:                   Tenant to have the one-time option to cancel
                                    the lease effective March 31, 2000. Tenant must provide written notice prior to September 30,1999, and a lump sum payment of the unamortized tenant improvement allowance or the option to cancel is void. For the purposes of calculating the fee due to cancel the lease, the amortization rate will be 10%. In the event Tenant is in default under the terms of the Lease at any time, the option to cancel shall be null and void.

ALLOWANCE:                          Asa Properties, Inc., upon written notice
                                    from Tenant, will provide an allowance of up to $50,000.00 to be used for mutually acceptable building improvements. Allowance to be amortized from the date of issue through 3/31/2002 using an interest rate of 10% per year. Tenant must provide request for improvements between 4/01/1998 and 3/31/2000 or the allowance will no longer be available for the Tenant's use.
All other terms of the lease to be in full force and effect except for those items modified above.

APPROVED AND ACCEPTED:

LANDLORD:                              TENANT:


         /s/                            /s/ Randall Sadewic
         ----------------------         ----------------------
Asa Properties, Inc.                        Cascade Microtech, Inc.

10/9/97                                                        Oct. 15, 1997
Date                                   Date

                                 Amendment Seven

To the lease dated October 28, 1986 between Cascade Microtech, Inc., Tenant, and Asa Properties, Inc., Landlord, for approximately 33,750 square feet, at 14255 SW Brigadoon Ct, Beaverton, Oregon.


OPTION TO CANCEL:  The option to Cancel the lease per Amendment Six is void.


APPROVED AND ACCEPTED:

LANDLORD:                               TENANT:


 /s/                                    /s/ RANDALL SADEWIC
 ---------------------------            ---------------------------
Asa Properties, Inc.                                 Cascade Microtech, Inc.

10/16/98                                                          Oct. 16, 1998
Date                                    Date

All other terms of the lease to be in full force and effect except for those items modified above. APPROVED AND ACCEPTED: